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Exhibit L

Re: HL Separate Account VLI (811-3072-03); HLA Separate Account VLI (811-07329);
    HL Separate Account VLII (811-07271) and HLA Separate Account
    VLII (81-07373)

File No. 333-148817 (Hartford Leaders VUL Legacy)
File No. 333-148815 (Hartford Leaders VUL Legacy)
File No. 333-155096 (Hartford Leaders VUL Joint Legacy II)
File No. 333-155092 (Hartford Leaders VUL Joint Legacy II)
File No. 333-180756 (Hartford Leaders VUL Liberty 2012)
File No. 333-180757 (Hartford Leaders VUL Liberty 2012)

Dear Sir or Madam:

In my capacity as Actuary for above companies, I am providing this document in support of the variable life insurance products listed above. This document supports the preparation of Registration Statement of Form N-6, for the products listed above (the "Registration Statements") for filing with the Securities and Exchange Commission under the Securities Act of 1933 in connection with the policies. For each of the policies in each of the Registration Statements, in my opinion:

(1) the illustrations of cash surrender value, cash values, death benefits, and/or any other values illustrated are consistent with the provisions of the Contract and the Depositor's administrative procedures;

(2) the rate structure of the Contract has not been designed, and the assumptions for the illustrations (including sex, age, rating classification, and premium amount and payment schedule) have not been selected, so as to make the relationship between premiums and benefits, as shown in the illustrations, materially more favorable than for any other prospective purchases with different assumptions; and

(3) the illustrations are based on commonly used rating classification and premium amounts and ages appropriate for the markets in which the Contract is sold.

For each of the policies in each of the registration statements, I have relied entirely on the attached opinion provided by Paul Fischer, FSA, MAAA, an actuary for The Prudential Insurance Company of America. I have not reviewed the illustrations, contract provisions, rate structure, assumptions, or other items as opined in Mr. Fischer's opinion.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

/s/ Craig D. Morrow
-----------------------------------------------
Craig D. Morrow

April 17, 2013


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                          ACTUARIAL SUB-CERTIFICATION
            HARTFORD VARIABLE LIFE INSURANCE REGISTRATION STATEMENTS
                                 APRIL 15, 2013

Hartford Life Insurance Company, and Hartford Life and Annuity Insurance Company ("Hartford"), each a Connecticut-domiciled insurance company, and The Prudential Insurance Company of America ("Prudential"), a New Jersey-domiciled insurance company, entered into Administrative Services Agreements on January 2, 2013 ("Agreement").

Pursuant to this Agreement, Prudential provides certain services on behalf of the Separate Accounts, of which include the preparation of all Hartford variable life insurance registrations statements ("Contracts") under the federal securities laws on Form N-6. For Contracts that include hypothetical illustrations, an opinion of an actuarial officer of Hartford is required.

As an Actuary for The Prudential Insurance Company of America, I prepared the illustrations for each of the Contracts listed on Exhibit A on behalf of Hartford, and hereby furnish an actuarial sub-certification that to the best of my knowledge and in my opinion:

(1) the illustrations of cash surrender value, cash values, death benefits, and/or any other values illustrated are consistent with the provisions of the Contract and the Depositor's administrative procedures;

(2) the rate structure of the Contract has not been designed, and the assumptions for the illustrations (including sex, age, rating classification, and premium amount and payment schedule) have not been selected, so as to make the relationship between premiums and benefits, as shown in the illustrations, materially more favorable than for any other prospective purchases with different assumptions; and

(3) the illustrations are based on commonly used rating classification and premium amounts and ages appropriate for the markets in which the Contract is sold.

/s/ Paul Fischer
-----------------------------------
Paul Fischer
Vice President and Actuary


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                 EXHIBIT A -- HARTFORD VARIABLE LIFE CONTRACTS

Hartford Life Insurance Company, Separate Account VLII

Hartford Leaders VUL Legacy                   File No. 333-148817
Hartford Leaders VUL Joint Legacy II          File No. 333-155096
Hartford Leaders VUL Liberty 2012             File No. 333-180756

Hartford Life and Annuity Insurance Company, Separate Account VLII

Hartford Leaders VUL Legacy                   File No. 333-148815
Hartford Leaders VUL Joint Legacy II          File No. 333-155092
Hartford Leaders VUL Liberty 2012             File No. 333-180757